Filed with the Securities and Exchange Commission on November 24, 1997

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.       )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement         [ ]  Confidential, for Use of the
[X]   Definitive Proxy Statement               Commission Only (as permitted by
[ ]   Definitive Additional Materials          Rule 14a-6(e)(2))
                                          [ ]  Soliciting Material Pursuant to
                                               Rule 14a-11(c) or Rule 14a-12

                          America's Utility Fund, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required

[ ]   Fee computed on a table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

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(4)   Date Filed:

                          AMERICA'S UTILITY FUND, INC.
                              901 East Byrd Street
                            Richmond, Virginia 23219

                                                              November 21, 1997

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of America's Utility Fund, Inc. (the "Fund") to be held on Monday, December 22, 1997, at 10:00 a.m., Eastern Standard Time, at 901 East Byrd Street, Richmond, Virginia. At the Meeting, stockholders will be asked to approve a new management contract between Mentor Investment Advisors, LLC and the Fund, to become effective upon consummation of the proposed merger of Wheat First Butcher Singer, Inc., corporate parent of the Mentor group of companies, with First Union Corporation. Stockholders will also be asked to approve a new management contract for the Fund in contemplation of the potential acquisition of an additional interest in Mentor Investment Group, LLC by EVEREN Securities Holdings, Inc.

     In addition, stockholders will be asked to vote on the election of Directors of the Fund and to ratify the selection of the Fund's auditors.

     Although the Board of Directors of the Fund would like very much to have each stockholder attend the Meeting, it realizes that this is not possible. Whether or not you plan to be present at the Meeting, your vote is needed. Please complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for this purpose.

     We look forward to seeing you at the Meeting or receiving your proxy card so your shares may be voted at the Meeting.

                                Sincerely yours,


     /s/ Paul F. Costello              /s/ Daniel J. Ludeman
         ----------------                  -----------------
         Paul F. Costello                  Daniel J. Ludeman
         President                         Chairman


STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE SO AS TO BE REPRESENTED AT THE MEETING.

                         AMERICA'S UTILITY FUND, INC.

                                 --------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                --------------

     A Special Meeting of Stockholders of America's Utility Fund, Inc. (the "Fund") will be held at 901 East Byrd Street, Richmond, Virginia, on Monday, December 22, 1997, at 10:00 a.m., Eastern Standard Time, for the following purposes:

   1. To approve or disapprove a new management contract between the Fund and Mentor Investment Advisors, LLC, as described in the attached Proxy Statement;

   2. To approve or disapprove a new management contract between the Fund and Mentor Investment Advisors, LLC in contemplation of the potential acquisition of an additional interest in Mentor Investment Group, LLC by EVEREN Securities Holdings, Inc.;

   3. To elect Messrs. Daniel J. Ludeman, Louis W. Moelchert, Jr., Arnold H. Dreyfuss, Arch T. Allen, III, Troy A. Peery, Jr., Thomas F. Keller, Peter
      J. Quinn, Jr., Weston E. Edwards, Jerry R. Barrentine, and J. Garnett Nelson Directors of the Fund;

   4. To ratify the selection of independent auditors by the Board of Directors; and

   5. To consider and act upon such other matters as may properly come before the Meeting, including adjournment.

     Stockholders of record as of the close of business on November 7, 1997 are entitled to notice of and to vote at the Meeting.

                                        By order of the Board of Directors


                                        John M. Ivan
                                        Secretary


Richmond, Virginia
November 21, 1997

                          AMERICA'S UTILITY FUND, INC.
                              901 East Byrd Street
                            Richmond, Virginia 23219


                               -----------------
                                PROXY STATEMENT
                               -----------------

     The enclosed proxy is solicited by the Board of Directors of America's Utility Fund, Inc. (the "Fund") for use at the Special Meeting of Stockholders of the Fund to be held at 901 East Byrd Street, Richmond, Virginia at 10:00 a.m., Eastern Standard Time, on December 22, 1997, and at any adjournment thereof. Stockholders of record at the close of business on November 7, 1997 (the "Record Date") are entitled to vote at the Meeting or any adjourned session. These proxy materials are first being made available to stockholders on or about November 21, 1997.

     Shares represented by duly executed proxies will be voted in accordance with the specification made. If no specification is made, shares will be voted in accordance with the recommendation of the Board of Directors. You may terminate a proxy at any time before it is exercised by sending or delivering a written termination to the Secretary of the Fund (which will be effective when it is received by the Secretary), by properly executing a later-dated proxy, or by attending the Meeting, requesting return of your proxy, and voting in person.

     Copies of the Annual Report of the Fund for the fiscal year ended December 31, 1996 and the Semi-Annual Report of the Fund for the period ended June 30, 1997 may be obtained without charge by calling Mentor Investment Group, LLC at 1-800-382-0016 or writing Mentor Investment Group, LLC at 901 East Byrd Street, Richmond, Virginia 23219.


I. APPROVAL OF NEW MANAGEMENT CONTRACT

     On August 20, 1997, Wheat First Butcher Singer, Inc. ("Wheat First") entered into an Agreement and Plan of Merger with First Union Corporation ("First Union"), pursuant to which Wheat First would be merged into First Union. Upon the consummation of the merger (expected to occur as early as December of this year), First Union will become the owner of a majority of the beneficial interest in Mentor Investment Advisors, LLC ("Mentor Advisors"). (In this Proxy Statement this series of transactions is referred to as the "Merger.")

     The Board of Directors is recommending that stockholders of the Fund approve a new management contract between the Fund and Mentor Advisors. The new contract will replace the existing management contract between the Fund and Mentor Advisors. Your approval of the new contract is being sought because the Merger will result in an "assignment," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the existing contract, resulting in its automatic termination.

     The Agreement and Plan of Merger (the "Merger Agreement"). Under the Merger Agreement, Wheat First will be merged into First Union, and will cease to exist as a separate entity. (The successor entity to Wheat First following the Merger is referred to in this Proxy Statement as "Wheat First Union.")

     Under the terms of the Merger Agreement, First Union will exchange up to 10,267,029 shares of First Union common stock, valued at $471 million based on First Union's closing stock price of $45.875 on August 15, 1997, for all of the outstanding stock of Wheat First. In addition, First Union has agreed to establish an employee retention pool consisting of approximately 1.7 million shares of restricted First Union common stock to be granted to certain key employees of Wheat First, to vest over a three-year period following the Merger if they remain employed by First Union during that period. In addition, First Union has entered into employment agreements with the five senior executive officers of Wheat First, which provide for salary, bonus, and continuing payments with a three-year term for four of such executives, and salary, bonus, and a termination payment over a one-year term for one such executive.

     Mentor Advisors has informed the Fund that the purpose of the retention pool is principally to provide an incentive to certain Wheat First employees, including key professionals in the Mentor companies, to continue their association with First Union following consummation of the Merger. Any such employee who voluntarily terminates employment with First Union will forfeit any shares of restricted stock not yet vested.

     The Merger Agreement does not contemplate any changes in the management or operations of Mentor Advisors, including any changes in the personnel managing the Fund or other services or business activities relating to the Fund. Mentor Advisors does not anticipate that the Merger will cause any reduction in the quality of services now provided to the Fund, or have any adverse effect on Mentor Advisors' ability to fulfill its obligations to the Fund.

     First Union. First Union is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through its network of subsidiaries, First Union provides numerous banking and banking-related products and services, including retail and commercial banking, retail investment, and capital markets services. First Union also provides other financial products and services including mortgage banking, home equity lending, leasing, insurance, and securities brokerage services. At September 30, 1997, First Union had assets of $144 billion, making it the sixth largest banking company in the United States.

     The existing management contract. Mentor Advisors currently provides investment advisory services to the Fund pursuant to a management contract, dated September 9, 1995, in effect between the Fund and it (the "Existing Agreement"). Under the Existing Agreement and subject to the general oversight of the Board of Directors, Mentor Advisors manages the Fund in accordance with the stated policies of the Fund. Mentor Advisors makes investment decisions for the Fund and places purchase and sale orders for portfolio transactions. Mentor Advisors bears all its expenses in connection with the performance of its services (except as may be approved from time to time by the Board of Directors) and pays the salaries of all directors, officers, and employees who serve as Directors or officers of the Fund. Mentor Advisors is located at 901 East Byrd Street, Richmond, Virginia 23219.

     The Fund pays Mentor Advisors a fee, calculated daily and payable monthly, based on the Fund's average daily net assets at the following annual rates:
0.75% of the first $5 million, 0.50% of the next $5 million, 0.25% of the next $90 million, 0.20% of the next $100 million, 0.15% of the next $100 million, and 0.10% of amounts over $300 million. During fiscal 1996, the Fund paid Mentor Advisors fees under the Existing Agreement in the amount of $352,144 (reflecting a reduction of $144,093 due to an expense limitation then in effect).

     The Existing Agreement was approved by stockholders of the Fund in August 1995 when Mentor Advisors first became the investment advisor to the Fund.

     Administrative fees. The Fund has entered into an administrative services agreement with Mentor Investment Group, LLC ("Mentor Group"), an affiliate of Mentor Advisors, pursuant to which Mentor Group assists the Fund in the preparation of certain reports to stockholders of the Fund, tax returns, and filings with the Securities and Exchange Commission and state Blue Sky authorities, prepares and furnishes reports to the Fund's Board of Directors, and generally manages all of the business and affairs of the Fund, all subject to the provisions of the Fund's Articles of Incorporation, By-laws, and the 1940 Act, and other policies and instructions the Board of Directors may from time to time establish.

     The Fund pays Mentor Group for such services at an annual rate of 0.65% of the Fund's average daily net assets, less the amount of any investment advisory fees paid to Mentor Advisors pursuant to the Existing Agreement. During fiscal 1996, the Fund paid Mentor Group $617,040 for administrative services. Mentor Group's address is 901 East Byrd Street, Richmond, Virginia 23219.

     The new management contract. The Existing Agreement will by its terms terminate upon the consummation of the Merger, since the Merger will constitute a change of control of Mentor Advisors for purposes of the 1940 Act. The Board of Directors is recommending that stockholders of the Fund approve a new management contract (the "New Agreement") to be effective immediately upon consummation of the Merger. The New Agreement is substantially identical to the Existing Agreement, other than its effective and termination dates. It contemplates that Mentor Advisors will manage the Fund's assets in accordance with its investment objectives, policies, and restrictions, make investment decisions for the Fund, and place all orders for the purchase and sale of the Fund's investments with broker-dealers.

     The New Agreement will continue in effect for an initial term of two years from its effective date (which is expected to be the date on which the Merger is consummated) and thereafter if it is approved at least annually by (i) the vote, cast in person at a meeting called for such purpose, of a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of Mentor Advisors or the Fund and by (ii) the majority vote of the Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. It is intended that the New Agreement will take effect upon consummation of the Merger, with its continuing effectiveness subject to the receipt of stockholder approval, as described below.

     The New Agreement provides, as does the Existing Agreement, that Mentor Advisors shall not, in the absence of willful misfeasance, bad faith, or gross negligence on Mentor Advisors' part, or reckless disregard by Mentor Advisors of its obligations or duties, be subject to any liability to the Fund or any stockholder of the Fund for any act or omission in the course of, or connected with, its rendering services thereunder.

     The New Agreement may be terminated, without penalty, (i) at any time by the Fund on 60 days written notice, or (ii) by Mentor Advisors, upon 60 days written notice. The New Agreement terminates automatically in the event of its assignment.

     It is possible that stockholders will not have acted on the New Agreement prior to the consummation of the Merger. The Fund and Mentor Advisors have filed with the Securities and Exchange Commission an application for an exemption from relevant provisions of the 1940 Act permitting the Fund to enter into the New Agreement following the consummation of the Merger, even if the Fund's stockholders have not yet approved the Agreement by that time. If the New Agreement is implemented under those circumstances, it will provide that the fees payable by the Fund under the New Agreement prior to stockholder approval will be held in an interest-bearing escrow account to be paid to Mentor Advisors only upon stockholder approval of the New Agreement, or, if stockholders do not approve the New Agreement within the 60 days following consummation of the Merger, to the Fund. A vote to approve the New Agreement will include a vote in favor of this provision and in favor of the release to Mentor Advisors, upon receipt of stockholder approval of the New Agreement, of any amounts held in the escrow account. There can be no assurance that the Securities and Exchange Commission will grant the requested exemption.

     Director Action. The Board of Directors approved the New Agreement at a meeting held on November 19, 1997.

     In evaluating the New Agreement, the Board of Directors considered the fact that the Existing Agreement and the New Agreement are substantially identical, including the terms relating to the services to be provided and the fees to be paid by the Fund thereunder. The Board of Directors considered the performance of Mentor Advisors to date in providing services to the Fund, and the skills and capabilities of the personnel of Mentor Advisors.

     The Board of Directors also considered indications from First Union of its expectations that Mentor Group would continue to operate as a separate operating unit of First Union after the Merger, that the Mentor group of companies as an operating unit would remain substantially intact, and that there would be no change in the investment advisory or administration services, or the pricing of those services, provided by the Mentor group of companies to the Fund. The Board of Directors also considered generally the financial resources of First Union, and the reputation, expertise, and resources of First Union and its affiliates, including those engaged in investment management businesses, and in domestic and international financial markets.

     The Board of Directors also considered the fact that key members of senior management of Wheat First had entered into the employment agreements, described above, with First Union, and that key members of management of Mentor Group would be entitled to receive restricted shares of First Union common stock from the retention pool described above.

     A copy of the form of the New Agreement is attached to this proxy statement as Exhibit A.

     General. Investment decisions for the Fund and for the other investment advisory clients of Mentor Advisors and its affiliates are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as possible, averaged as to price and allocated between such clients in a manner which in the opinion of Mentor Advisors is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients. Mentor Advisors employs professional staffs of portfolio managers who draw upon a variety of resources for research information for the Fund.

     The Fund pays all expenses related to its operation which are not borne by Mentor Advisors, including but not limited to taxes, interest, brokerage fees and commissions, compensation paid under the Fund's shareholder service plan, investor services fees, fees paid to members of the Board of Directors who are not officers, directors, stockholders, or employees of Mentor Advisors, Securities and Exchange Commission fees and related expenses, state Blue Sky qualification fees, charges of custodians, transfer agents, registrars or other agents, outside auditing, accounting, and legal services, charges for the printing of prospectuses and statements of additional information for regulatory purposes or for distribution to stockholders, certain stockholder report charges, and charges relating to corporate matters.

     It has for many years been a common practice in the investment advisory business for advisors of investment companies and other institutional investors to receive brokerage and research services (as defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) from broker-dealers that execute portfolio transactions for the clients of such advisors and from third parties with which such broker-dealers have arrangements. Consistent with this practice, Mentor Advisors receives brokerage and research services and other similar services from many broker-dealers with which it places the Fund's portfolio transactions and from third parties with which these broker-dealers have arrangements. These services include such matters as general economic and market reviews, industry and company reviews, evaluations of investments, recommendations as to the purchase and sale of investments, newspapers, magazines, pricing services, quotation services, news services, and personal computers utilized by Mentor Advisors' managers and analysts. Where the services referred to above are not used exclusively by Mentor Advisors for research purposes, Mentor Advisors, based upon its own allocation of expected use, bears that portion of the cost of these services which directly relates to its non-research use. Some of these services are of value to Mentor Advisors and its affiliates in advising various of its clients (including the Fund), although not all of these services are necessarily useful and of value in managing the Fund. The investment advisory fee paid by the Fund is not reduced because Mentor Advisors or its affiliates receive these services even though Mentor Advisors might otherwise be required to purchase some of these services for cash.

     Mentor Advisors places all orders for the purchase and sale of portfolio investments for the Fund and buys and sells investments for the Fund through a substantial number of brokers and dealers. Mentor Advisors seeks the best overall terms available for the Fund, except to the extent Mentor Advisors may be permitted to pay higher brokerage commissions as described below. In doing so, Mentor Advisors, having in mind the Fund's best interest, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security or other investment, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience, and financial stability of the broker-dealer involved, and the quality of service rendered by the broker-dealer in other transactions. Mentor Advisors may enter into transactions with broker-dealers that furnish it, without cost to it, certain brokerage and research services of value to it and its affiliates in advising the Fund and other clients. In doing so, Mentor Advisors may cause the Fund to pay greater brokerage commissions than it might otherwise pay.

     As permitted by Section 28(e) of the 1934 Act, and by the Existing Agreement, Mentor Advisors may cause the Fund to pay a broker-dealer which provides "brokerage and research services" (as defined in the 1934 Act) to Mentor Advisors an amount of disclosed commission for effecting securities transactions on stock exchanges and other transactions for the Fund on an agency basis in excess of the commission which another broker-dealer would have charged for effecting that transaction. Mentor Advisors' authority to cause the Fund to pay any such greater commissions is also subject to such policies as the Board of Directors may adopt from time to time. Mentor Advisors does not currently intend to cause the Fund to make such payments.

     Wheat, First Securities, Inc. and EVEREN Securities, Inc., affiliates of Mentor Advisors, may receive brokerage commissions from the Fund in accordance with certain procedures adopted by the Board of Directors. See "Ownership of Mentor Advisors," below, for a description of the affiliation between EVEREN Securities, Inc. and Mentor Advisors.

     The aggregate amounts of commissions paid to Wheat, First Securities, Inc. and EVEREN Securities, Inc. by the Fund during fiscal year 1996, and the percentage that such amounts represent of the aggregate brokerage commissions paid by the Fund for that year, were $39,946 (38.8%) and $3,360 (3.26%), respectively.

     Distribution. Mentor Distributors, LLC ("Mentor Distributors") serves as distributor for the Fund under a distribution agreement between Mentor Distributors and the Fund. Pursuant to the distribution agreement, Mentor Distributors bears the expense of printing any promotional or sales literature used by Mentor Distributors or furnished by Mentor Distributors to dealers in connection with the public offering of the Fund's shares, including expenses of advertising in connection with such public offerings. Mentor Distributors has not undertaken to sell any specified number of shares of the Fund. Mentor Distributors receives no compensation from the Fund for the services it provides under the distribution agreement. Mentor Distributors will not, due to limitations imposed by applicable banking laws, continue to serve as the Fund's distributor following the Merger. Mentor Distributors' address is 901 East Byrd Street, Richmond, Virginia 23219.

     Shareholder service agreement. The Fund has entered into a shareholder service agreement (the "Agreement") with Mentor Group, pursuant to which Mentor Group, by itself or through other financial institutions, provides shareholder support services to the Fund and its stockholders. These services may include, but are not limited to, providing office space and various clerical, supervisory, and computer personnel for the maintenance of shareholder accounts, processing purchase and redemption transactions, and providing assistance to stockholders. In return for providing these services, the Fund pays Mentor Group a fee at the annual rate of 0.25% of the Fund's average daily net assets.

     The Fund paid shareholder service fees to Mentor Group of $372,763 during fiscal year 1996. Prior to October 31, 1997, Mentor Group paid all amounts received under the Agreement to America's Utility Fund Service Company, Inc. pursuant to a sub-shareholder services agreement. The sub-shareholder services agreement was terminated on October 31, 1997.

     The Agreement will terminate by its terms upon consummation of the Merger. The Board of Directors has approved a new shareholder service agreement with Mentor Group upon substantially identical terms, to become effective upon consummation of the Merger.

     Ownership of Mentor Advisors. Mentor Group owns 99% of the outstanding interest in Mentor Advisors; Wheat First owns the remaining 1%. Wheat First also owns a 79.8% interest in Mentor Group, which, together with its 1% direct interest in Mentor Advisors, gives Wheat First an 80% economic interest in Mentor Advisors. EVEREN Securities Holdings, Inc. owns the 20.2% interest in Mentor Group not owned by Wheat First and may increase its ownership based principally on the amount of Mentor Group's revenues derived from assets attributable to clients of EVEREN Securities Holdings, Inc. and its affiliates. EVEREN Securities, Inc. is an affiliate of EVEREN Securities Holdings, Inc. See "Approval of New Management Contract -- Acquisition of Additional Interest in Mentor Group by EVEREN Securities Holdings, Inc." below.

     Wheat First is located at 901 East Byrd Street, Richmond, Virginia 23219 and EVEREN Securities Holdings, Inc. is located at 77 West Wacker Drive, Chicago, Illinois 60601.

     Directors and principal executive officer of Mentor Advisors. The names and principal occupations of each director and of the principal executive officer of Mentor Advisors is set forth below:


           Name                   Position                  Principal Occupation
--------------------------   -------------------   --------------------------------------
     Daniel J. Ludeman       Chairman              Chairman and Chief Executive Officer,
                                                   Mentor Investment Group, LLC.
     Paul F. Costello        Managing Director     Managing Director,
                                                   Mentor Investment Group, LLC.
     John G. Davenport       Managing Director     Managing Director,
                                                   Mentor Investment Group, LLC.
     P. Michael Jones        Managing Director     Managing Director,
                                                   Mentor Investment Group, LLC.
     R. Preston Nuttall      Managing Director     Managing Director,
                                                   Mentor Investment Group, LLC.
     Theodore W. Price       Managing Director     Managing Director,
                                                   Mentor Investment Group, LLC.
     Peter J. Quinn, Jr.     Managing Director     Managing Director,
                                                   Mentor Investment Group, LLC.
     Karen H. Wimbish        Managing Director     Managing Director,
                                                   Mentor Investment Group, LLC.

     Messrs. Ludeman and Quinn are Directors of the Fund; Mr. Costello is President of the Fund. John M. Ivan, Secretary of Mentor Advisors, is also Secretary of the Fund. The address of each of the above named individuals is 901 East Byrd Street, Richmond, Virginia 23219.

     Section 15(f). The Fund has been advised that Mentor Advisors and First Union intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive "safe harbor" for an investment advisor or any affiliated person to receive any amount or benefit in connection with a change in control of the investment advisor as long as two conditions are met. First, for a period of three years after the change of control, at least 75% of the Board of Directors of the investment company must not be interested persons of the advisor or the predecessor advisor. Second, an "unfair burden" must not be imposed on the investment company as a result of the transaction or any express or implied terms, conditions, or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction whereby the investment advisor, or any interested person of any such advisor, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). The Fund has been advised that none of Mentor Advisors, First Union, and their affiliates, is aware of any express or implied term, condition, arrangement, or understanding which would impose an "unfair burden" on the Fund as a result of the Merger. First Union has undertaken to pay all costs and expenses of the Meeting.

     Required vote. Stockholders of the Fund will vote as a single class on the New Agreement. As provided in the 1940 Act, approval of the New Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund and (ii) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares are present at the Meeting in person or by proxy. If the stockholders of the Fund do not approve the New Agreement, the Board of Directors will take such further action as it may deem to be in the interests of the Fund.

     The Board of Directors unanimously recommends that stockholders of the Fund vote to approve the New Agreement.


II. APPROVAL OF NEW MANAGEMENT CONTRACT -- ACQUISITION OF ADDITIONAL INTEREST IN MENTOR GROUP BY EVEREN SECURITIES HOLDINGS, INC.

     EVEREN Securities Holdings, Inc. ("EVEREN") may in the future acquire an additional interest in Mentor Group. For the reasons stated below, any such acquisition might be seen to result in a change of control of Mentor Group, and so to result in the termination of the management contract between the Fund and Mentor Advisors. The Board of Directors is recommending that stockholders approve a new management contract at the Meeting, to take effect upon the occurrence of any such change of control of Mentor Group.

     Possible change of control; need for stockholder approval. Wheat First owns 79.8% of the outstanding interest in Mentor Group. EVEREN owns the remaining 20.2%. EVEREN acquired its interest in Mentor Group in connection with Mentor Group's organization in 1996. Wheat First also owns a 1% interest in Mentor Advisors, which, together with Wheat First's 79.8% interest in Mentor Group, gives Wheat First an 80% economic interest in Mentor Advisors.

     By agreement among Mentor Group, Wheat First, and EVEREN, EVEREN has the right to acquire an additional interest in Mentor Group. (That transaction is referred to herein as the "Final Acquisition.") The amount of that interest will be calculated based on the amount of Mentor Group's revenues attributable to EVEREN during a period immediately prior to the Final Acquisition. The amount of EVEREN's interest in Mentor Group may not, however, exceed 50%. The effective date of the Final Acquisition will be not later than March 31, 1999.

     It is also possible, in light of the continuing relationship between Wheat First and EVEREN and EVEREN's success to date in the distribution of the Fund's shares, that EVEREN will, by agreement with Wheat First (or its successor), receive an additional interest in Mentor Group prior to the Final Acquisition. (In any event, EVEREN's interest in Mentor Group would not exceed 50%.)

     If, as a result of any acquisition of additional interest in Mentor Group, EVEREN's interest in Mentor Group exceeds 25%, the acquisition may be deemed to result in a "change of control" of Mentor Group, and, as a result, of Mentor Advisors. Any such change of control would, in turn, result in an "assignment," as defined in the 1940 Act, of the management contract in effect at the time between the Fund and Mentor Advisors, resulting in its automatic termination.

     The Board of Directors is recommending that stockholders of the Fund approve a new management contract between the Fund and Mentor Advisors. The new management contract would be implemented immediately following any such change of control and would be identical to the Existing Agreement and to the New Agreement, except as to its effective and termination dates.

     Management of Mentor Group. Mentor Group is a limited liability company organized under the laws of the Commonwealth of Virginia. It is managed by a Management Committee consisting of members nominated by Wheat First and members nominated by EVEREN. Under the Operating Agreement pursuant to which Mentor Group was organized, Wheat First currently is entitled to nominate a majority of the members of the Management Committee, and, so long as the amount of EVEREN's interest in Mentor Group is less than the amount of Wheat First's interest, Wheat First should continue to have that right.

     The Operating Agreement provides that the Management Committee acts by the vote of a majority of the members of the Committee. It also provides that, at any time when EVEREN owns 40% or more of the outstanding interest in Mentor Group, the Management Committee may only vote to admit any additional member to Mentor Group, or to merge or consolidate with any corporation or other entity, or sell, lease, transfer, distribute, or otherwise dispose of all or substantially all of its assets, with the vote of a majority of the members of the Committee nominated by Wheat and the vote of a majority of the members of the Committee nominated by EVEREN.

     The effect of a possible change of control of Mentor Group. At any time when EVEREN's interest in Mentor Group is less than the amount of Wheat First's interest, EVEREN should be entitled to nominate only a minority of the members of the Management Committee; Wheat First's nominees to the Management Committee would continue to constitute a majority of its members. Accordingly, Mentor Advisors has advised the Board of Directors that it does not expect that EVEREN's acquisition of any additional interest in Mentor Group would result in any material change in the management or control of Mentor Group. Mentor Advisors has also advised the Board of Directors that EVEREN's owning additional interest in Mentor Group would not reduce the quality of services now provided the Fund, or have any effect on Mentor Advisors' ability to fulfill its obligations to the Fund under the management contract. In any event, no new management contract would be implemented unless the Board of Directors, including a majority of the disinterested Directors, had approved the contract, under the specific facts and circumstances then prevailing.

     Stockholders are not being asked to vote on any management contract to be implemented following an acquisition by EVEREN of an interest in Mentor Group if, after the acquisition, EVEREN would be permitted to nominate a number of members of the Management Committee equal to the number Wheat First is permitted to nominate.

     EVEREN Securities Holdings, Inc. EVEREN is a wholly owned subsidiary of EVEREN Capital Corporation. EVEREN Capital Corporation, through its subsidiaries, is a full-service securities brokerage firm that provides a broad range of investment services and products primarily to individuals and to institutions, corporations, and municipalities. It also engages in capital markets, asset management, and clearing activities. At September 30, 1997, EVEREN Capital Corporation, through its subsidiaries, held over $40 billion of customer assets in approximately 500,000 client accounts.

     EVEREN Capital Corporation is a public company whose common stock is traded on the New York Stock Exchange. The EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan ("KSOP") owns approximately 62% of EVEREN Capital Corporation. EVEREN Capital Corporation's employees and directors, through the KSOP and otherwise, own in excess of 70% of the outstanding common stock of EVEREN Capital Corporation.

     Required vote. Stockholders of the Fund will vote as a single class on the new management contract. As provided in the 1940 Act, approval of the new management contract requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund and (ii) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares are present at the Meeting in person or by proxy. If the stockholders of the Fund do not approve the new management contract, the Board of Directors will take such further action as it may deem to be in the interests of the Fund.

     The Board of Directors unanimously recommends that stockholders of the Fund vote to approve the new management contract.

III. ELECTION OF DIRECTORS

     The Board of Directors of the Fund has fixed the number of Directors at ten and is proposing that stockholders elect Messrs. Daniel J. Ludeman, Louis W. Moelchert, Jr., Arnold H. Dreyfuss, Arch T. Allen, III, Troy A. Peery, Jr., Thomas F. Keller, Peter J. Quinn, Jr., Weston E. Edwards, Jerry R. Barrentine, and J. Garnett Nelson to serve as Directors of the Fund. Messrs. Ludeman, Moelchert, and Dreyfuss currently serve as Directors of the Fund. Information as to each of the nominees is provided below. Messrs. Ludeman and Quinn are "interested persons" of the Fund, and of Mentor Advisors, the Fund's investment advisor, by virtue of their positions with those firms and their affiliates.

     Mentor Group purchased substantially all of the assets of America's Utility Fund Service Company, Inc. ("AUFSC") as of October 31, 1997. AUFSC is a wholly owned indirect subsidiary of Dominion Resources, Inc., which had been the original sponsor of the Fund. AUFSC was a party to a sub-shareholder servicing agreement with Mentor Group, which serves as the shareholder servicing agent of the Fund.

     Upon the consummation of Mentor Group's purchase of the assets of AUFSC, each of the Directors of the Fund other than Messrs. Ludeman and Moelchert resigned their positions as Directors. Messrs. Ludeman and Moelchert elected Mr. Dreyfuss to fill one of the vacancies created by the resignations, effective October 31, 1997.

     Each of the nominees for election currently serves as a trustee or director of one or more of the investment companies comprising the Mentor Family of Funds (other than Mr. Allen, who served as Director of the Fund until October 31, 1997). Each of those other investment companies is nominating the same persons to serve as its trustees or directors, as the case may be, as are being nominated to serve as Directors of the Fund. If each of the nominees for Director of the Fund and for trustee or director, as the case may be, of each of those investment companies is elected by shareholders, the same individuals would then serve as Directors or trustees, as the case may be, of each of the investment companies in the Mentor Family of Funds.


                            Directors and Officers

     The following table presents information about each of the nominees for election as Director, and about each of the executive officers of the Fund. Each nominee for Director has agreed to serve if elected. However, if any of them declines or becomes unavailable for election, the proxy confers discretionary power on the persons named therein to vote in favor of substitute nominees. Each person named as an officer has been elected to the indicated office by the Board of Directors and serves at the pleasure of the Board. Each Director and officer's principal occupation for the past five years is listed; similar prior positions within the same company may be omitted.


Directors.


*DANIEL J. LUDEMAN, Chairman and Director
901 East Byrd Street, Richmond, Virginia 23219.
  Mr. Ludeman, 40, is Chairman and Chief Executive Officer of Mentor Group. He is also Chairman of Mentor Advisors, the Fund's investment advisor. In addition, he is Managing Director of Wheat First, and Director of Wheat, First Securities, Inc., Mentor Perpetual Advisors, LLC, and Mentor Income Fund, Inc. Mr. Ludeman also serves as Chairman and Trustee of Mentor Funds, Mentor Institutional Trust, and Cash Resource Trust. He has been Chairman of the Fund since October 1997 and Director since May 1996.


LOUIS W. MOELCHERT, JR., Director
University of Richmond, Maryland Hall, Richmond, Virginia 23173
    Mr. Moelchert, 56, is Vice President for Investments at the University of Richmond. He also serves as Trustee of The Common Fund; Director of Venture Lending & Leasing II, Inc. (a closed-end investment company); and as Trustee of Mentor Funds, Mentor Institutional Trust, and Cash Resource Trust. He has been a Director of the Fund since May 1996.


ARNOLD H. DREYFUSS, Director
901 Morefield Park Drive, Richmond, Virginia 23236
    Mr. Dreyfuss, 69, is Chairman of Eskimo Pie Corporation. He is also Director of Old America Stores, and Trustee of Mentor Funds, Mentor Institutional Trust, and Cash Resource Trust. He was formerly Chairman and Chief Executive Officer of Hamilton Beach/Proctor-Silex, Inc. He has been a Director of the Fund since October 1997.

ARCH T. ALLEN, III
1214 Cowper Drive, Raleigh, North Carolina 27608
    Mr. Allen, 57, is an attorney at law in Raleigh, North Carolina. Formerly, he was Vice Chancellor for Development and University Relations of the University of North Carolina at Chapel Hill. He was a Director of the Fund from November 1993 until October 1997.

TROY A. PEERY, JR.
12560 West Creek Parkway, Richmond, Virginia 23238
    Mr. Peery, 51, is President of Heilig-Meyers Company, a retail furniture company. He is also Director, S&K Famous Brands, Inc. and Open Plan Systems, Inc., and Trustee of Mentor Funds, Mentor Institutional Trust, and Cash Resource Trust.

THOMAS F. KELLER
Fuqua School of Business, Duke University, Box 90120, Durham, North Carolina 27708-0120
    Mr. Keller, 66, is R. J. Reynolds Industries Professor of Business Administration and Former Dean of Fuqua School of Business, Duke University. Mr. Keller is also Director of LADD Furniture, Inc., Wendy's International, Inc., American Business Products, Inc., Dimon Inc., and Biogen, Inc. Mr. Keller is also Director of Nations Balanced Target Maturity Fund, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Hatteras Income Securities, Inc., Nations Institutional Reserves, Nations Fund Trust, Nations Fund, Inc., Nations Fund Portfolios, Inc., and Nations LifeGoal Fund, Inc. He is also Trustee of Mentor Funds, Mentor Institutional Trust, and Cash Resource Trust.

*PETER J. QUINN, JR.
901 East Byrd Street, Richmond, Virginia 23219
    Mr. Quinn, 37, is President of Mentor Distributors. He is also Managing Director of Mentor Group and Wheat First. In addition, he is Managing Director of Mentor Advisors, the Fund's investment advisor, and is Director of Mentor Perpetual Advisors, LLC. Mr. Quinn also serves as Trustee of Mentor Funds and Cash Resource Trust.

WESTON E. EDWARDS
361 Forest Avenue, Suite 205, Laguna Beach, California 92651
    Mr. Edwards, 63, is President of Weston Edwards & Associates, a business broker and consulting firm. He is also Director of Mentor Income Fund, Inc., and Founder and Chairman of The Housing Roundtable. He was formerly President of Smart Mortgage Access, Inc.

JERRY R. BARRENTINE
17716 River Ford Drive, Davidson, North Carolina 28036
    Mr. Barrentine, 63, is President of J.R. Barrentine & Associates, a mortgage banking consulting firm. He is also Director of Mentor Income Fund, Inc. Formerly, he was Executive Vice President and Chief Financial Officer of Barclays American/Mortgage Director Corporation, and Managing Partner of Barrentine Lott & Associates, Inc., financial services consultants.

J. GARNETT NELSON
101 Shockoe Slip, Richmond, Virginia 23219
    Mr. Nelson, 58, is Consultant, Mid-Atlantic Holdings, LLC and Director of Mentor Income Fund, Inc. He is also Director of GE Investment Funds, Inc. and Lawyers Title Corporation, and is a Member of the Investment Advisory Committee, Virginia Retirement System. He was formerly Senior Vice President of The Life Insurance Company of Virginia.

Officers.

PAUL F. COSTELLO, President
901 East Byrd Street, Richmond, Virginia 23219
    Mr. Costello, 37, is Managing Director of Wheat First and Mentor Group. He is also President of Mentor Funds, Mentor Institutional Trust, Cash Resource Trust, and Mentor Income Fund, Inc. In addition, he serves as Managing Director of Mentor Advisors, the Fund's investment advisor, as well as Director of Mentor Perpetual Advisors, LLC. He has served as President of the Fund since October 1997.

TERRY L. PERKINS, Treasurer and Senior Vice President
901 East Byrd Street, Richmond, Virginia 23219
    Mr. Perkins, 50, is Senior Vice President of Mentor Group. He is also Treasurer of Mentor Funds, Mentor Institutional Trust, Cash Resource Trust, and Mentor Income Fund, Inc. He was formerly Treasurer and Comptroller of Ryland Capital Management, Inc. He has served as Treasurer of the Fund since October 1995 and Senior Vice President since October 1997.

JOHN M. IVAN, Secretary
901 East Byrd Street, Richmond, Virginia 23219
    Mr. Ivan, 41, is Managing Director, Director of Compliance, and Assistant General Counsel of Wheat, First Securities, Inc. He is also Managing Director and Assistant Secretary of Wheat First. In addition, he serves as Secretary of Mentor Funds, and Clerk of Mentor Institutional Trust and Cash Resource Trust. He has served as Secretary of the Fund since October 1997.

----------
  *"Interested Person" of the Fund and Mentor Advisors, as that term is defined in Section 2(a)(19) of the 1940 Act.


     Certain information regarding Directors and officers. The term of office of each person elected as a Director will be until his or her successor has been duly elected and qualified. The Fund's Articles of Incorporation and By-laws do not provide for the annual election of Directors. However, in accordance with the 1940 Act, (i) the Fund will hold a stockholders' meeting for the election of Directors at such time as less than a majority of the Directors holding office has been elected by stockholders and (ii) if, as a result of a vacancy among the Directors, fewer than two-thirds of the Directors holding office have been elected by the stockholders, that vacancy may only be filled by a vote of the stockholders. In addition, Directors may be removed from office by vote of the holders of a majority of the outstanding shares of the Fund.

     During the Fund's most recently completed fiscal year, the Board of Directors met 5 times. There is no standing audit, nominating, or compensation committee. Under a fee schedule that took effect as of October 31, 1997, each Director who is not an officer or employee of Mentor Advisors, the Fund's investment advisor, or its affiliates, receives an annual fee of $20,000 from the Mentor Family of Funds. A portion of the annual fee will be paid by the Fund based on its net assets relative to the other Funds comprising the Mentor Family of Funds. In addition, Directors receive an additional fee of $3000 for each meeting attended. The Fund does not pay any compensation to its officers or Directors who are affiliated with Mentor Advisors. The table below sets forth the compensation received by the Directors during the 1996 fiscal year.

                              COMPENSATION TABLE
                             for fiscal year 1996



                                                 (2)                   (3)
                                              Aggregate       Total Compensation from
                  (1)                       Compensation      Fund and Fund Complex
            Name of Director                from the Fund       Paid to Directors
----------------------------------------   ---------------   ------------------------
              Daniel J. Ludeman                        --                  --
              Louis W. Moelchert                   $6,250+            $18,450*
              Arnold H. Dreyfuss                       --           $  12,200*
              Arch T. Allen, III                  $11,750+          $  11,750
              Robert P. Black                     $11,750+          $  11,750
              Peter W. Brown                      $11,750+          $  11,750
              Clifford A. Cutchins, IV             $6,250+          $   6,260
              Linwood R. Robertson                     --                  --
              Weston E. Edwards                        --           $  28,000*
              Jerry R. Barrentine                      --           $  20,000*
              J. Garnett Nelson                        --           $  20,000*

----------
     +The compensation figures listed in column (2) reflect the fees paid in accordance with a fee schedule in effect through October 31, 1997. Under that schedule, Directors received an annual fee of $8,000 and an additional fee of $750 for each meeting attended. Messrs. Moelchert and Cutchins were elected Directors in May 1996.

     *The Total Compensation listed in column (3) for Messrs. Moelchert and Dreyfuss includes compensation for services as Trustees of Mentor Funds, Mentor Institutional Trust, and Cash Resource Trust (collectively, the "Trusts"). The Total Compensation listed in column (3) for Messrs. Edwards, Barrentine, and Nelson includes compensation for services as Directors of Mentor Income Fund, Inc. The Fund, Trusts, and Mentor Income Fund, Inc. are considered part of the same "Fund Complex" for this purpose.


     The Articles of Incorporation and By-laws of the Fund provide that the Fund will indemnify the Directors and officers against liabilities and expenses incurred in connection with any action, suit, or proceeding to which a director is made a party by reason of the fact that he or she is or was a Director or serves or served at the request of the Fund as a director or officer of any other entity, except to the extent such indemnity would protect any such Director or officer against any liability to the Fund or its stockholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties. The Fund, at its expense, provides liability insurance for the benefit of the Directors and officers.

     None of the Directors or Officers own beneficially any shares of the Fund.


     Required vote. The candidates receiving the affirmative vote of a plurality of the votes cast by stockholders of the Fund at the Meeting, if a quorum is present, shall be elected Directors. Shares of the Fund shall vote as a single class for Directors.

     The Board of Directors unanimously recommends election of each nominee for Director listed above.

IV. SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, including the Directors who are not interested persons of the Fund, has selected KPMG Peat Marwick LLP ("KPMG") as independent auditors for the Fund for the fiscal year ending December 31, 1997. KPMG was selected primarily on the basis of its expertise as auditors of investment companies, the quality of its audit services, and the competitiveness of the fees charged for these services. A representative of KPMG will be present at the Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. The Fund's independent auditors for the fiscal year ended December 31, 1996 were Deloitte & Touche LLP.

     The Board of Directors unanimously recommends that you vote "FOR" this proposal.


V. MISCELLANEOUS

     Ownership of shares. As of the Record Date, the Fund had 5,244,592.9104 shares outstanding. Each share is entitled to one vote, with fractional shares voting proportionally. To the Fund's knowledge, as of the Record Date, no person owned beneficially more than 5% of the outstanding shares of the Fund.

     Other business. The Board of Directors knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the Board of Directors' intention that proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of proxy.

     Solicitation of proxies. The costs of solicitation of proxies will be borne by First Union. Solicitation of proxies by personal interview, mail, telephone, and telegraph may be made by officers and Directors of the Fund (who will receive no compensation therefor in addition to their regular salaries). In addition, the firm of D.F. King & Co., Inc. has been retained by Mentor Group to assist in the solicitation of proxies at a cost to First Union which is not expected to exceed $54,000.

     The Fund may also arrange to have votes recorded by telephone. The telephone voting procedure is designed to authenticate stockholders' identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the Meeting. The Fund is unaware of any such challenge at this time. Stockholders would be called at the phone number the Fund (or a stockholder's financial institution) has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The stockholders would then be given an opportunity to authorize proxies to vote their shares at the Meeting in accordance with their instructions. To ensure that the stockholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

     Quorum. The Articles of Incorporation of the Fund provide that one-third of the shares entitled to vote on a matter shall constitute a quorum for the transaction of business on that matter at a meeting. However, approval of any new management contract will require the presence of a greater percentage of the Fund's shares at the Meeting in person or by proxy.

     Adjournment. In the event that sufficient votes in favor of any of the proposals set forth in the Notice of Special Meeting are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting with respect to those proposals for a period or periods (but not to a date more than 120 days after the Record Date) to permit further solicitation of proxies with respect to those proposals. In addition, if, in the judgment of the persons named as proxies, subsequent developments make it advisable to defer action on one or more proposals, but not all proposals, the persons named as proxies may propose one or more adjournments of the Meeting with respect to those proposals for a reasonable time in order to defer action on such proposals as they deem advisable. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment with respect to a proposal those proxies which they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies which they have been instructed to vote against such proposal, and they will vote to abstain any such proxies which they are required to abstain from voting on such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by First Union. Any proposals for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

     Tabulation of votes. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund to act as inspectors for election. The inspectors will count the total number of votes cast "for" approval of each proposal for purposes of determining whether sufficient affirmative votes have been cast. The inspectors will count shares represented by proxies that withhold authority to vote or that reflect abstentions or "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the effect of negative votes on the proposal to approve any new management contract but will have no effect on the election of Directors or the ratification of auditors.

     Date for receipt of stockholders' proposals for subsequent meetings of stockholders. The Fund's By-laws do not provide for annual meetings of stockholders, and the Fund does not currently intend to hold such a meeting in 1998. Stockholder proposals for inclusion in the Fund's proxy statement for any subsequent meeting must be received by the Fund a reasonable period of time prior to any such meeting.

                                                                       Exhibit A


                         AMERICA'S UTILITY FUND, INC.


                              MANAGEMENT CONTRACT


     This Management Contract dated as of    between AMERICA'S UTILITY FUND,
INC., a Maryland corporation (the "Fund"), and MENTOR INVESTMENT ADVISORS, LLC, a Virginia limited liability company (the "Manager")

     WITNESSETH:

     That in consideration of the mutual covenants herein contained, it is agreed as follows:


1. SERVICES TO BE RENDERED BY THE MANAGER TO THE FUND.

     (a) The Manager, at its expense, will furnish continuously an investment program for the Fund, will determine what investments shall be purchased, held, sold, or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments. In the performance of its duties, the Manager will comply with the provisions of the Articles of Incorporation and By-Laws of the Fund and the Fund's stated investment objectives, policies, and restrictions, and will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other policies which the Board of Directors may from time to time determine.

     (b) The Manager, at its expense, will furnish (i) all necessary investment and related management facilities, including salaries of personnel, required for it to execute its duties faithfully, (ii) suitable office space for the Fund, and (iii) such facilities, including bookkeeping, clerical personnel, and equipment as may be necessary for the efficient performance by the Manager of its obligations. The Manager will pay the compensation of such of its directors, officers, and employees as may duly be elected Directors or officers of the Fund.

     (c) The Manager, at its expense, shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall give primary consideration to securing for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In doing so, the Manager, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience, and financial stability of the broker or dealer involved, and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board of Directors of the Fund may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion.

     (d) The Fund hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by
Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

     (e) The Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Manager pursuant to this Section 1.


2. OTHER AGREEMENTS, ETC.

     It is understood that any of the shareholders, Directors, officers, and employees of the Fund may be a shareholder, director, officer, or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and any person controlled by or under common control with the Manager have and may have advisory, management, service, or other contracts with other organizations and persons, and may have other interests and business.


3. COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

     As compensation for the services performed and the facilities furnished and expenses assumed by the Manager, including the services of any consultants retained by the Manager, the Fund shall pay the Manager, promptly (but in any event within three business days) after the last day of each calendar month, a fee, calculated daily, at an annual rate as follows: for the first $5 million of assets under management, 0.75% of the average daily net assets in the Fund; for the next $5 million under management, .50% of the average daily net assets in the Fund; for the next $90 million under management, .25% of the average daily net assets in the Fund; for the next $100 million under management, .20% of the average daily net assets in the Fund; for the next $100 million under management, .15% of the average daily net assets in the Fund; and for any amounts over $300 million under management, .10% of the average daily net assets in the Fund.

     If this Agreement is terminated as of any date not the last day of a calendar month, the fee payable to the Manager shall be paid promptly (but in any event within three business days) after such date of termination.

     The average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board of Directors. Each such payment shall be accompanied by a report of the Fund prepared either by the Fund or by a reputable firm of independent accountants which shall show the amount properly payable to the Manager under this Agreement and the detailed computation thereof.


[To be included if this Contract is implemented prior to its approval by the Fund's stockholders --

     Any fees payable by the Fund under this Contract during the period commencing on the effective date of this Contract and ending on the date of the initial approval of this Contract by a majority of the outstanding voting securities of the Fund shall be paid by the Fund into an interest-bearing escrow account with such unaffiliated financial institution as the Fund and the Manager may establish, to be released to the Manager only upon such initial approval of this Contract, or, if such approval shall not occur within the 60 days following consummation of the merger of Wheat First Butcher Singer, Inc. with First Union Corporation, to the Fund.]

4. ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

     This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not interested persons of the Fund or of the Manager.


5. EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

     This Contract shall become effective upon its execution and shall remain in full force and effect for two years from the date hereof, and is renewable annually thereafter by specific approval of the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. Any such renewal shall be approved by the vote of a majority of the Directors who are not interested persons under the Investment Company Act of 1940, as amended, cast in person at a meeting called for the purpose of voting on such renewal. This Contract may be terminated without penalty at any time by the Fund or the Manager upon 60 days written notice. The termination of this Contract shall not affect any obligation or liability on the Fund's part for any transaction entered into or obligation incurred on the Fund's behalf prior to such termination.

     Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.


6. CERTAIN DEFINITIONS.

     For the purposes of this Contract, the "vote of a majority of the outstanding shares" of the Fund means the affirmative vote, at a duly called and held meeting of such shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     For the purposes of this Contract, the terms "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "approval by a majority of the outstanding voting securities of the Fund" shall be construed in a manner consistent with the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder.


7. NON-LIABILITY OF MANAGER.

     In the absence of willful misfeasance, bad faith, or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder.

     IN WITNESS WHEREOF, AMERICA'S UTILITY FUND, INC. and MENTOR INVESTMENT ADVISORS, LLC, have each caused this instrument to be signed in duplicate in its behalf by its President or Vice President thereunto duly authorized, all as of the day and year first above written. This document is executed by each of the parties hereto under seal. This Agreement shall be governed by and construed in accordance with the laws (other than conflict of laws rules) of the Commonwealth of Virginia.


                                            AMERICA'S UTILITY FUND, INC.

                                            By:-----------------------------

                                            MENTOR INVESTMENT ADVISORS, LLC

                                            By:-----------------------------

AMERICA'S UTILITY FUND, INC.
901 E. BYRD STREET
RICHMOND, VA  23219

                          AMERICA'S UTILITY FUND, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 22, 1997

The undersigned hereby appoints Daniel J. Ludeman, Paul F. Costello, and Peter
J. Quinn, Jr., and each of them separately, proxies, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Stockholders of America's Utility Fund, Inc. (the "Fund"), on December 22, 1997 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4, INCLUDING THE ELECTION OF DIRECTORS.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and, if any nominee for Director declines or becomes unavailable for election, to vote for a substitute nominee. The Board of Directors recommends a vote FOR each proposal.

Please sign your name exactly as it appears on this card. If you are a joint owner, each owner should sign. When signing as an executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

To vote, mark blocks below in blue or black ink as follows: [ ]
     KEEP THIS PORTION FOR YOUR RECORDS

                      DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICA'S UTILITY FUND, INC.



3.  Proposal to elect Directors:                                      For  Withhold  For All   To withhold authority to vote for one
                                                                                                                     or
    The Directors are: 01) Daniel J. Ludeman, 02) Louis W.            All    All     Except    more of the nominees, mark "For All
    Moelchert, Jr., 03) Arnold H. Dreyfuss, 04) Troy A. Peery, Jr.                             Except" and write the nominee's
    05) Thomas F. Keller, 06) Peter J. Quinn, Jr., 07) Arch T.        [ ]    [ ]      [ ]      number on the line below.
    Allen, III, 08) Weston E. Edwards, 09) Jerry R. Barrentine,
    and 10) J. Garnett Nelson.                                                                 ___________________________________

Vote on Proposals                                                                                    For        Against      Abstain

1.       Proposals to approve new management contract for the Fund to take effect upon the merger    [ ]          [ ]          [ ]
         of Wheat First Butcher Singer, Inc. with First Union Corporation.

2.       Proposal to approve new management contract for the Fund to take effect upon the            [ ]          [ ]          [ ]
         acquisition of additional interest in Mentor Investment Group, LLC by EVEREN Securities
         Holdings, Inc.

4.       Proposal to ratify the selection of KPMG Peat Marwick LLP as the independent auditor        [ ]          [ ]          [ ]
         of the Fund.



    ----------------------------------   ---------    --------------------------   ---------
    Signature [PLEASE SIGN WITHIN BOX]   Date         Signature   (Joint Owners)   Date
